CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial

Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated December 13, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A 2-92285 and 811-4074) of General New York Municipal Bond Fund, Inc.

/s/ERNST & YOUNG LLP
New York, New York
February 17, 2005